www.TractorSupply.com
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TRACTOR SUPPLY COMPANY PROVIDES PRELIMINARY FIRST QUARTER 2020 UPDATE
IN RESPONSE TO COVID-19 PANDEMIC
Company Withdraws Fiscal 2020 Financial Outlook and Announces Upcoming Investor Events
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Brentwood, TN, April 7, 2020 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, today provided a business update in light of the dynamic situation related to the COVID-19 pandemic, including a preliminary financial update for the first quarter 2020.

For the first quarter of 2020, net sales increased 7.5% to $1.96 billion from $1.82 billion in the first quarter of 2019. Comparable store sales increased 4.3% compared to a 5.0% increase in the prior year’s first quarter. Starting in early March, the Company benefited from strong sales as consumers stocked up on core everyday consumable, usable and edible merchandise categories related to the COVID-19 pandemic. This stock up activity more than offset the decline in cold-weather seasonal categories sales in January and February resulting from generally warmer weather conditions. For the March period, overall comparable store sales increased 12% above the prior year with key consumable categories up more than 20%, offset by declines in discretionary categories such as clothing, footwear, toys and gift items. The Company’s e-commerce business also experienced significant growth in March.

As a result of the above factors, the Company expects diluted earnings per share for the first quarter to be between $0.69 and $0.71.

“During these unprecedented times, I am incredibly proud of how the Tractor Supply team has responded to take care of each other and our customers. As an essential, needs-based retailer, Tractor Supply is committed to supporting our customers’ ability to take care of their families, property and animals,” said Hal Lawton, Tractor Supply’s President and Chief Executive Officer. “As we progressed through the first quarter, our comparable store sales growth tracked in line with our expectations. Beginning in early March as the COVID-19 crisis evolved, we saw a significant increase in our comparable store sales with a focus in our consumable categories such as companion animal food, livestock feed and heating fuel and other core categories like agricultural fencing, safes, generators and sustainable living.”

Lawton continued, “With the additional safety measures and acceleration of initiatives like contactless curbside delivery and deliver from store, we are moving fast to take proactive steps to protect the safety of our team members and customers. We are adapting to our customers’ changing needs, as they rely on us to be the dependable supplier to provide their everyday essentials. The culture and purpose-driven nature of Tractor Supply have served us well in responding at this critical time. The health and safety of our team members and customers will continue to be of the utmost priority for us. Looking beyond the current crisis, we are confident that we will emerge stronger.”

Yesterday, the Company issued a press release detailing additional safety initiatives and accelerated investments in response to the COVID-19 pandemic. The release can be found at IR.TractorSupply.com/Newsroom.

Fiscal 2020 Outlook and Liquidity
“While the second quarter comparable store sales growth has started out strong as Tractor Supply’s customers move from stock up purchases to more seasonally relevant categories, there is a significant degree of uncertainty going forward. As a result, we are withdrawing our fiscal 2020 guidance. We believe our resilient business model, which has been proven over time, and our strong financial position will continue to serve us well in the future,” said Kurt Barton, Tractor Supply’s Chief Financial Officer.

The uncertainties related to the COVID-19 pandemic include, but are not limited to: how macroeconomic factors evolve including unemployment rates; the impact of the crisis on consumer shopping patterns; the timing of when consumer stimulus checks arrive; degree of quarantine measures that may still occur; uncertainty in the economy in the second half of 2020; and the incremental costs of doing business as an essential, needs-based retailer in the current environment. For the second quarter of 2020, the net incremental costs of doing business as an essential retailer are currently anticipated to be in the range of $30 million to $50 million.

All of the Company’s stores and e-commerce operations are open and plan to remain open. As of March 28, 2020, the Company had more than $450 million in cash and cash equivalents and approximately $165 million in available liquidity through existing credit facilities. While Tractor Supply will continue to invest in its business and team members, the Company has suspended its share repurchase activity effective March 12, 2020.

Barton continued, “At Tractor Supply, we have a strong balance sheet with significant financial flexibility and cash flow. Nevertheless, we are taking steps to further enhance the Company’s financial flexibility. We are reprioritizing capital expenditures and deferring certain investments while accelerating investments in some of the key strategic initiatives to respond to COVID-19, such as increased delivery options, additional mobile point of sale technology and contactless curbside delivery. While we are adapting to the current operating environment, we continue to invest in our long-term growth opportunities.”

Upcoming Investor Events
In addition, Tractor Supply announced the following investor events:

•First Quarter 2020 Earnings Conference Call on Thursday, April 23, 2020 at 9:00 a.m. CT / 10:00 a.m. ET, hosted by Hal Lawton, President and Chief Executive Officer, and Kurt Barton, Executive Vice President - Chief Financial Officer. The Company’s first quarter 2020 earnings news release will be issued before the market opens that morning. This event will be webcast live at IR.TractorSupply.com.
•2020 Annual Shareholder Meeting on Thursday, May 7, 2020 at 10:00 a.m. CT / 11:00 a.m. ET. Due to the public health impact relating to COVID-19 and to protect the health and well-being of its shareholders, team members and directors, the Company’s Annual Shareholder Meeting will be held virtually. The meeting will be conducted via a live webcast where shareholders of record will be able to vote electronically and submit questions during the meeting. Shareholders of record should refer to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on how to access the meeting, which is available on the Company’s website under “SEC Filings”. The public will also be able to listen without the option to vote through a link on the Company’s website at IR.TractorSupply.com.

Please allow extra time prior to the events to visit the site and download the streaming media software required to listen to the webcasts.

A replay of the first quarter earnings call webcast will be available at IR.TractorSupply.com shortly after the conference call concludes.

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, as a one-stop shop for recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years. Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service that addresses the needs of the Out Here lifestyle. With more than 33,000 team members, the Company leverages its physical store assets with digital capabilities to offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. At March 28, 2020, the Company operated 1,863 Tractor Supply stores in 49 states and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At March 28, 2020, the Company operated 180 Petsense stores in 26 states. For more information on Petsense, visit www.Petsense.com.

Forward-Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding sales and earnings growth, estimated results of operations, including, but not limited to, operating margins, net income and comparable store sales, and capital expenditures. Other factors affecting future results include the amount of share repurchases, marketing, merchandising and strategic initiatives and new store and distribution center openings and expenses in future periods, including incremental costs associated with COVID-19. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, including the effects of COVID-19, the effects that “shelter in place” or other similar mandated or suggested social distancing protocols could have on the business, the timing and acceptance of new products in the stores, the timing and mix of goods sold, weather conditions, the seasonal nature of the business, transportation costs, including but not limited to, carrier rates and fuel costs, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses, including but not limited to, increases in wages, and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on the business, competition, including competition from online retailers, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes, including expected effects of the Tax Cuts and Jobs Act, and results of examination by taxing authorities, the imposition of tariffs on imported products or the disallowance of tax deductions on imported products, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.